Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-190870) on Form S-8 of Document Security Systems, Inc. of our report dated March 15, 2019, relating to the consolidated financial statements of Document Security Systems, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2018.

/s/ FREED MAXICK CPAs, P.C.
Rochester, New York
March 15, 2019